EXHIBIT 32.2

Certificate of the Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of Xponential, Inc. (the “Company”) on Form 10-QSB for the quarter ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert W. Schleizer, the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.             The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.             The information contained in this Report fairly presents, in all material respects, the financial conditions and results of operations of the Company.

Date: February 16, 2004	/s/ Robert W. Schleizer
Robert W. Schleizer
Executive Vice President and Chief
Financial Officer